EXHIBIT 10.15



PetCARE               Corporate Office:               Phone:      (863) 686-4205
Television            321 N. Kentucky Ave., Suite 1   Fax:        (863) 683-5651
Network, Inc.         Lakeland, FL  33801             Toll Free:  (888) 701-1202

                      www.petcaretv.com
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February 6, 2003


Mr. James Calaway
1023 Heritage Drive
Carbondale, CO 91623

Dear Mr. Calaway:

This letter is to confirm that I agree to assign to you all of the shares that may be granted to me under the company's Equity Incentive Plan, until such time as the total number of shares you receive under the plan (combined with the ones I assign to you) either a) total 50% of the shares available to be issued under the plan, or b) until such time as the Equity Incentive Plan expires.

Sincerely,

PETCARE TELEVISION NETWORK, INC.


/s/ Philip M. Cohen
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Philip M. Cohen
President

Cc: John Sfondrini